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                              EXHIBIT NUMBER 23.3
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment Number One to the Registration Statement (Form S-3 No. 333-15123) and related Prospectus of VSI Enterprises, Inc. for the registration of 7,679,700 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1996 with respect to the financial statements of Eastern Telecom, Inc. for the years ended December 31, 1995 and 1994 included in the Current Report on Form 8-K/A Amendment No. 2 of VSI Enterprises, Inc. dated December 13, 1996, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP


Providence, Rhode Island
December 16, 1996